Exhibit (b)(3)                                                  [EXECUTION COPY]



                                SECOND AMENDMENT
                                       TO
                           REVOLVING CREDIT AGREEMENT

         This SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of September 24, 1996 (this "Amendatory Agreement"), is among HANDY & HARMAN, a New York corporation (the "Borrower"), certain financial institutions signatories hereto (the "Lenders"), THE BANK OF NOVA SCOTIA, THE CHASE MANHATTAN BANK (formerly known as Chemical Bank) and THE BANK OF NEW YORK, as the co-agents (collectively referred to herein as the "Co-Agents") and THE BANK OF NOVA SCOTIA, as administrative agent (the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders, the Co-Agents and the Administrative Agent are parties to a Revolving Credit Agreement, dated as of September 28, 1994 (as amended or otherwise modified to the date hereof, the "Existing Credit Agreement"); and

         WHEREAS, the parties hereto have agreed, subject to the conditions and terms hereinafter set forth, to amend the Existing Credit Agreement in certain respects as herein provided (the Existing Credit Agreement, as so amended by this Amendatory Agreement, being referred to as the "Credit Agreement");

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:


                                     PART I
                                   DEFINITIONS

         SUBPART 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendatory Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

         "Administrative Agent" is defined in the preamble.

         "Amendatory Agreement" is defined in the preamble.

         "Borrower" is defined in the preamble.

         "Co-Agents" is defined in the preamble.

         "Credit Agreement" is defined in the second recital.

         "Existing Credit Agreement" is defined in the first recital.

         "Lenders" is defined in the preamble.

         "Second Amendment Effective Date" is defined in Subpart 4.1.

         SUBPART 1.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendatory Agreement with such meanings.


                                     PART II
                                AMENDMENTS TO THE
                            EXISTING CREDIT AGREEMENT
                      AND EXTENSION OF STATED MATURITY DATE

         Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended and the Stated Maturity Date is hereby extended in accordance with this Part II; except as so amended, the Existing Credit Agreement shall continue in full force and effect.

         SUBPART 2.1. Amendments to Article I. Article I of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.1.1 through 2.1.2.

         SUBPART 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such Section in the appropriate alphabetical sequence:

                  "Applicable Commitment Fee Margin" means the lowest per annum rate determined by reference to the Net Debt to EBITDA Ratio and EBITDA to Interest Ratio, in each case that is satisfied for each of such ratios in a given clause below and as indicated in the Compliance Certificate most recently delivered pursuant to clause (c) of Section 7.1.1, equal to:

                           (a) 0.15% if the Net Debt to EBITDA Ratio is less
                  than or equal to 1.75:1 and the EBITDA to Interest Ratio is greater than or equal to 5.0:1;

                           (b) 0.20% if the Net Debt to EBITDA Ratio is less
                  than or equal to 2.25:1 and the EBITDA to Interest Ratio is greater than or equal to 3.75:1;

                           (c) 0.25% if the Net Debt to EBITDA Ratio is less
                  than or equal to 2.75:1 and the EBITDA to Interest Ratio is greater than or equal to 3.00:1; and

                           (d) 0.30% if the Net Debt to EBITDA Ratio is greater
                  than 2.75:1 or the EBITDA to Interest Ratio is less than 3.00:1.

                  The Net Debt to EBITDA Ratio and the EBITDA to Interest Ratio used to compute the Applicable Commitment Fee Margin shall be the Net Debt to EBITDA Ratio and the EBITDA to Interest Ratio, as the case may be, set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1; changes in the Applicable Commitment Fee Margin resulting from a change in the Net Debt to EBITDA Ratio and/or the EBITDA to Interest Ratio, as the case may be, shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. Notwithstanding the foregoing, the Lenders acknowledge and agree that, subject to the next sentence, the Applicable Commitment Fee Margin for the period from the Second Amendment Effective Date through (but excluding) the date that the first Compliance Certificate is delivered following the Second Amendment Effective Date shall be determined by reference to level (c) above (notwithstanding the actual Net Debt to EBITDA Ratio and EBITDA to Interest Ratio for such period). If the Borrower shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (c) of Section 7.1.1 (without giving effect to any grace period), the Applicable Commitment Fee Margin from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee Margin set forth above.

                  "Applicable L/C Margin" means the lowest per annum rate determined by reference to the Net Debt to EBITDA Ratio and EBITDA to Interest Ratio, in each case that is satisfied for each of such ratios in a given clause below and as indicated in the Compliance Certificate most recently delivered pursuant to clause (c) of Section 7.1.1, equal to:

                           (a) 0.40% if the Net Debt to EBITDA Ratio is less
                  than or equal to 1.75:1 and the EBITDA to Interest Ratio is greater than or equal to 5.0:1;

                           (b) 0.55% if the Net Debt to EBITDA Ratio is less
                  than or equal to 2.25:1 and the EBITDA to Interest Ratio is greater than or equal to 3.75:1;

                           (c) 0.70% if the Net Debt to EBITDA Ratio is less
                  than or equal to 2.75:1 and the EBITDA to Interest Ratio is greater than or equal to 3.00:1; and

                           (d) 0.95% if the Net Debt to EBITDA Ratio is greater
                  than 2.75:1 or the EBITDA to Interest Ratio is less than 3.00:1.

                  The Net Debt to EBITDA Ratio and the EBITDA to Interest Ratio used to compute the Applicable L/C Margin shall be the Net Debt to EBITDA Ratio and the EBITDA to Interest Ratio, as the case may be, set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1; changes in the Applicable L/C Margin resulting from a change in the Net Debt to EBITDA Ratio and/or the EBITDA to Interest Ratio, as the case may be, shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. Notwithstanding the foregoing, the Lenders acknowledge and agree that, subject to the next sentence, the Applicable L/C Margin for the period from the Second Amendment Effective Date through (but excluding) the date that the first Compliance Certificate is delivered following the Second Amendment Effective Date shall be determined by reference to level (c) above (notwithstanding the actual Net Debt to EBITDA Ratio and EBITDA to Interest Ratio for such period). If the Borrower shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (c) of Section 7.1.1 (without giving effect to any grace period), the Applicable L/C Margin from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable L/C Margin set forth above.

                  "Applicable LIBO Rate Margin" means, with respect to any Loan made or maintained as a LIBO Rate Loan, the lowest per annum rate determined by reference to the Net Debt to EBITDA Ratio and EBITDA to Interest Ratio, in each case that is satisfied for each of such ratios in a given clause below and as indicated in the Compliance Certificate most recently delivered pursuant to clause (c) of Section 7.1.1, equal to:

                           (a) 0.45% if the Net Debt to EBITDA Ratio is less
                  than or equal to 1.75:1 and the EBITDA to Interest Ratio is greater than or equal to 5.0:1;

                           (b) 0.60% if the Net Debt to EBITDA Ratio is less
                  than or equal to 2.25:1 and the EBITDA to Interest Ratio is greater than or equal to 3.75:1;

                           (c) 0.75% if the Net Debt to EBITDA Ratio is less
                  than or equal to 2.75:1 and the EBITDA to Interest Ratio is greater than or equal to 3.00:1; and

                           (d) 1.00% if the Net Debt to EBITDA Ratio is greater
                  than 2.75:1 or the EBITDA to Interest Ratio is less than 3.00:1.

                  The Net Debt to EBITDA Ratio and the EBITDA to Interest Ratio used to compute the Applicable LIBO Rate Margin shall be the Net Debt to EBITDA Ratio and the EBITDA to Interest Ratio, as the case may be, set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1; changes in the Applicable LIBO Rate Margin resulting from a change in the Net Debt to EBITDA Ratio and/or the EBITDA to Interest Ratio, as the case may be, shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. Notwithstanding the foregoing, the Lenders acknowledge and agree that, subject to the next sentence, the Applicable LIBO Rate Margin for the period from the Second Amendment Effective Date through (but excluding) the date that the first Compliance Certificate is delivered following the Second Amendment Effective Date shall be determined by reference to level (c) above (notwithstanding the actual Net Debt to EBITDA Ratio and EBITDA to Interest Ratio for such period). If the Borrower shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (c) of Section
         7.1.1 (without giving effect to any grace period), the Applicable LIBO Rate Margin from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable LIBO Rate Margin set forth above.

                  "EBITDA" means, for any period, the sum for such period of all amounts which, in accordance with GAAP, would be included on the consolidated financial statements of the Borrower and its Subsidiaries as

                           (a)  EBIT;

         plus

                           (b)  the amount deducted, in determining Net
                  Income, representing amortization;

         plus

                           (c)  the amount deducted, in determining Net
                  Income, representing depreciation of assets.

                  "EBITDA to Interest Ratio" means, at the close of any Fiscal Quarter, the ratio, computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters, of

                  (a)  EBITDA

to

                  (b)  Interest Expense.

                  "Net Debt to EBITDA Ratio" means, at the last day of any Fiscal Quarter, the ratio, computed (in the case of clause (b) below) for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters, of

                           (a) Debt minus the aggregate amount of cash and Cash
                  Equivalent Investments (not subject to any Lien or other encumbrance) owned by the Borrower and its Subsidiaries on such last day to

                           (b)  EBITDA.

                  "Second Amendment" means the Second Amendment, dated as of September 24, 1996, to this Agreement among the Borrower, the Lenders party thereto, the Co-Agents and the Administrative Agent.

                  "Second Amendment Effective Date" means the Second Amendment Effective Date as defined in Subpart 4.1 of the Second Amendment.

         SUBPART 2.1.2. Section 1.1 of the Existing Credit Agreement is further amended by amending the definition of "Loan Commitment Amount" appearing in such
Section in its entirety to read as follows:

                  "`Loan Commitment Amount' means, on any day, $150,000,000, as such amount may be reduced from time to time pursuant to Section 2.2."


         SUBPART 2.2. Amendments to Article III. Article III of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.2.1 and 2.2.2.

         SUBPART 2.2.1. Clause (ii) of Section 3.2.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                  "(ii) On that portion of such Borrowing maintained as LIBO Rate Loans, during each Interest Period applicable thereto, such rate shall be equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable LIBO Rate Margin; and"

         SUBPART 2.2.2. Section 3.3.1 of the Existing Credit Agreement is hereby amended by deleting the words "at the rate of 3/8 of 1% per annum" and inserting the words "equal to the Applicable Commitment Fee Margin" in place thereof.

         SUBPART 2.2.3. Section 3.3.2 of the Existing Credit Agreement is hereby amended by (i) deleting the words "at the rate of 7/8 of 1% per annum" appearing in clause (x) of such Section and inserting the words "equal to the Applicable L/C Margin" in place thereof and (ii) deleting the words "at the rate of 1/4 of 1% per annum" appearing in clause (y) of such Section and inserting the words "at the rate of 0.1875% per annum" in place thereof.

         SUBPART 2.3. Amendments to Exhibits. Exhibit A-1 (Form of Revolving
Note), Exhibit A-2 (Form of Competitive Bid Loan Note) and Exhibit E (Compliance Certificate) to the Existing Credit Agreement are hereby amended in their entirety to read as respectively set forth on Exhibits A, B and C hereto.

         SUBPART 2.4. Extension of Stated Maturity Date. By their signatures below, the parties hereto hereby agree that, in accordance with the terms of
Section 2.4 of the Existing Credit Agreement, upon the effectiveness of this Amendatory Agreement, the Stated Maturity Date shall be September 27, 1999.


                                    PART III
                                 ACKNOWLEDGEMENT

         SUBPART 3.1. Acknowledgement. By their signature below, each of the Lenders acknowledges and agrees that, as of the Second Amendment Effective Date (and notwithstanding any reductions to the Loan Commitment Amount that have occurred prior to the Second Amendment Effective Date), the Loan Commitment Amount is $150,000,000, as such amount may be reduced from time to time pursuant to Section 2.2 of the Credit Agreement.


                                     PART IV
                           CONDITIONS TO EFFECTIVENESS

         SUBPART 4.1.  Second Amendment Effective Date.  This
Amendatory Agreement shall become effective on the date first set forth above (the "Second Amendment Effective Date") when each of the conditions set forth in this Subpart 4.1 shall have been satisfied.

         SUBPART 4.1.1. Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendatory Agreement, duly executed on behalf of the Borrower and each of the Lenders.

         SUBPART 4.1.2. Resolutions, etc. The Administrative Agent shall have received from the Borrower, with copies for each Lender, a certificate, dated the Second Amendment Effective Date, of its Secretary or Assistant Secretary as to

                  (a) resolutions of its Board of Directors, then in full force and effect, authorizing the execution, delivery and performance of this Amendatory Agreement and each other Loan Document to be executed by it in connection with this Amendatory Agreement; and

                  (b) the incumbency and signatures of its officers authorized to execute and deliver, and act with respect to, this Amendatory Agreement, each other Loan Document and each of the other documents, certificates, instruments and other agreements delivered or to be delivered by it pursuant to this Amendatory Agreement and pursuant to the Credit Agreement.

Each of the Lenders and the Agents may conclusively rely upon such certificate until the Administrative Agent has received a further certificate of the Secretary or an Assistant Secretary of the Borrower cancelling or amending such prior certificate.

         SUBPART 4.1.3. Fees and Expenses. The Administrative Agent shall have received payment in full of (i) an amendment fee in an amount equal to $155,875 for the pro rata account of the Lenders as set forth on Schedule I and (ii) all other fees, costs and expenses due and payable as of the Second Amendment Effective Date.

         SECTION 4.1.4. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Second Amendment Effective Date and addressed to the Issuer, the Agents and all Lenders, from counsel to the Borrower, in form and substance satisfactory to the Adminstrative Agent.

         SUBPART 4.1.5. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender, Notes, issued in substitution and exchange for, and not in satisfaction of, the Notes delivered under the terms of the Existing Credit Agreement, duly executed and delivered by the Borrower.

         SUBPART 4.1.6. Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendatory Agreement shall be satisfactory to the Administrative Agent and its counsel.


                                     PART V
                                  MISCELLANEOUS

         SUBPART 5.1. Cross-References. References in this Amendatory Agreement to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendatory Agreement.

         SUBPART 5.2. Loan Document Pursuant to Existing Credit Agreement. This Amendatory Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

         SUBPART 5.3. Successors and Assigns. This Amendatory Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SUBPART 5.4. Counterparts. This Amendatory Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SUBPART 5.5. Representations, No Default, etc. As of the date of effectiveness of this Amendatory Agreement, the Borrower hereby represents and warrants to the Agents, the Issuer and the Lenders that

                  (a) the representations and warranties set forth in Article VI of the Existing Credit Agreement (excluding, however, those contained in Section 6.7 thereof) are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);

                  (b) except as disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to Section 6.7 of the Existing Credit Agreement,

                           (i) no litigation, arbitration or governmental
                  investigation or proceeding is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which may reasonably be expected to materially adversely affect the Borrower's, or the Borrower and its Subsidiaries' taken as a whole, financial condition, operations, assets, businesses, properties or prospects or which purports to affect the legality, validity or enforceability of the Existing Credit Agreement, the Notes or any other Loan Document; and

                           (ii) no development has occurred in any litigation,
                  arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Existing Credit Agreement which may reasonably be expected to materially adversely affect the financial condition, operations, assets, businesses, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole; and

                  (c)  no Default has occurred and is continuing.

         SUBPART 5.6. Limited Waiver, etc. No amendment, waiver or approval by the Agents, the Issuer or any Lender under this Amendatory Agreement shall, except as may be otherwise stated in this Amendatory Agreement, be applicable to subsequent transactions. No amendment, waiver or approval hereunder shall require any similar or dissimilar amendment, waiver or approval to be granted after the date hereof, and except as expressly modified by this Amendatory Agreement, the provisions of the Existing Credit Agreement shall remain in full force and effect, without amendment or other modification.

         SUBPART 5.7. Governing Law. THIS AMENDATORY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendatory Agreement to be executed by their respective authorized officers as of the day and year first above written.


                                       HANDY & HARMAN


                                       By______________________________________
                                            Title:


                                       THE BANK OF NOVA SCOTIA,
                                           in its capacity as Administrative
                                           Agent, Co-Agent and Lender


                                       By______________________________________
                                            Title:

                                       THE BANK OF NEW YORK,
                                           in its capacity as
                                             Co-Agent and Lender


                                       By______________________________________
                                            Title:

                                       THE CHASE MANHATTAN BANK (formerly known
                                           as Chemical Bank), in its capacity as
                                           Co-Agent and Lender


                                       By______________________________________
                                            Title:

                                       FLEET PRECIOUS METALS INC.


                                       By______________________________________
                                            Title:

                                       THE FIRST NATIONAL BANK OF CHICAGO
                                        (formerly known as NBD Bank)


                                       By______________________________________
                                            Title:

                                       BANK OF TOKYO - MITSUBISHI TRUST
                                         COMPANY


                                       By______________________________________
                                            Title:

                                       LTCB TRUST COMPANY


                                       By______________________________________
                                            Title:

                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By______________________________________
                                            Title:


                                       CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                       By______________________________________
                                            Title:

                                       THE SUMITOMO BANK, LIMITED


                                       By______________________________________
                                            Title:


                                       By______________________________________
                                            Title:

                                       DEUTSCHE BANK AG, NEW YORK AND/OR
                                         CAYMAN ISLANDS BRANCHES


                                       By______________________________________
                                            Title:


                                       By______________________________________
                                            Title:

                                       THE FUJI BANK, LIMITED,
                                         NEW YORK BRANCH


                                       By______________________________________
                                            Title:

                                       ABN AMRO BANK N.V. NEW YORK BRANCH


                                       By______________________________________
                                            Title:


                                       By______________________________________
                                            Title:

                                       BANQUE PARIBAS


                                       By______________________________________
                                            Title:


                                       By______________________________________
                                            Title:

                                       GIROCREDIT BANK AG DER SPARKESSEN
                                         GRAND CAYMAN ISLAND BRANCH


                                       By______________________________________
                                            Title:


                                       By______________________________________
                                            Title:

                                       COMERICA BANK


                                       By______________________________________
                                            Title:

                                       IBJ SCHRODER BANK & TRUST COMPANY


                                       By______________________________________
                                            Title:

                                       YASUDA TRUST & BANKING CO., LTD.
                                         NEW YORK BRANCH


                                       By______________________________________
                                            Title:

                                                                      SCHEDULE I
                                                             TO SECOND AMENDMENT


                           Allocation of Amendment Fee
                           ---------------------------

                       Lender                          Amount
                       ------                          ------

                                                  $
                                                   ---------

                                                                       EXHIBIT A
                                                             TO SECOND AMENDMENT

                                                                     EXHIBIT A-1


                               Revolving Loan Note


$____________                                                 September 28, 1994



         FOR VALUE RECEIVED, the undersigned, HANDY & HARMAN, a New York corporation (the "Borrower"), promises to pay to the order of _________________________ (the "Lender") on the Stated Maturity Date (as such term is defined in the Credit Agreement referred to below), the principal sum of ______________ DOLLARS ($__________) or, if less, the aggregate unpaid principal amount of all Revolving Loans (as such term is defined in the Revolving Credit Agreement, dated as of the date hereof (as such Revolving Credit Agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, The Bank of Nova Scotia, The Chase Manhattan Bank (formerly known as Chemical Bank) and The Bank of New York, as Co-Agents, The Bank of Nova Scotia, as Administrative Agent and certain financial institutions (including the Lender) as are, or may become, parties thereto), made by the Lender pursuant to the Credit Agreement. A notation indicating all Revolving Loans made by the Lender pursuant to the Credit Agreement and payments on account of principal of such Revolving Loans may, from time to time, be made by the holder hereof on the grid attached to this Revolving Loan Note. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         The unpaid principal amount of this Revolving Loan Note from time to time outstanding shall bear interest as provided in Section 3.2.1 of the Credit Agreement. All payments of principal of and interest on this Revolving Loan Note shall be payable in lawful currency of the United States of America to the account designated by the Administrative Agent in same day funds.

       This Revolving Loan Note represents a renewal of, and is issued in substitution and exchange for, and not in satisfaction of, that certain Revolving Loan Note of the Borrower, dated September 28, 1994, payable to the order of the Lender (or its assignor). The indebtedness originally evidenced by such promissory note is a continuing Indebtedness, and nothing herein contained shall be construed to deem such promissory note paid.


         This Revolving Loan Note is one of the Revolving Loan Notes referred to in, and evidences indebtedness incurred in respect of the Revolving Loans under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments of principal of the indebtedness evidenced by this Revolving Loan Note and on which such indebtedness may be declared to be or may become immediately due and payable.

         THIS REVOLVING LOAN NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK, AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                       HANDY & HARMAN



                                       By______________________________________
                                            Title:

                                      GRID



====================================================================================================================================
                                                                LAST DAY
                                                                   OF
                                                               APPLICABLE        AMOUNT OF       OUTSTANDING
                AMOUNT OF      ALTERNATE                        INTEREST         PRINCIPAL        PRINCIPAL       NOTATION MADE
     DATE          LOAN        BASE RATE       LIBO RATE         PERIOD           PAYMENT          BALANCE             BY
------------------------------------------------------------------------------------------------------------------------------------


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====================================================================================================================================

                                                                       EXHIBIT B
                                                             TO SECOND AMENDMENT

                                                                     Exhibit A-2


                            Competitive Bid Loan Note


$150,000,000                                                  September 28, 1994



         FOR VALUE RECEIVED, the undersigned, HANDY & HARMAN, a New York corporation (the "Borrower"), promises to pay to the order of _______________________ (the "Lender") on the earlier of (i) each Competitive Bid Loan Maturity Date (as such term is defined in that certain Revolving Credit Agreement, dated as of the date hereof (as such Revolving Credit Agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, The Bank of Nova Scotia, The Chase Manhattan Bank (formerly known as Chemical Bank) and The Bank of New York, as Co-Agents, The Bank of Nova Scotia, as Administrative Agent and certain financial institutions (including the Lender) as are, or may from time to time become parties thereto), and (ii) the Commitment Termination Date (as defined in the Credit Agreement), the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) or, if less, the unpaid principal amount of all Competitive Bid Loans made by the Lender to the Borrower from time to time pursuant to Section
2.4. of the Credit Agreement. A notation indicating all Competitive Bid Loans made by the Lender pursuant to the Credit Agreement and all payments on account of principal of such Competitive Bid Loans may, from time to time, be made by the holder hereof on the grid attached to this Competitive Bid Loan Note.

         The unpaid principal amount of this Competitive Bid Loan Note from time to time outstanding shall bear interest as provided in Section 3.2.1 of the Credit Agreement. All payments of principal of and interest on this Competitive Bid Loan Note shall be payable in lawful currency of the United States of America to the account designated by the Administrative Agent in same day funds.

       This Competitive Bid Loan Note represents a renewal of, and is issued in substitution and exchange for, and not in satisfaction of, that certain Competitive Bid Loan Note of the Borrower, dated September 28, 1994, payable to the order of the Lender (or its assignor). The indebtedness originally evidenced by such promissory note is a continuing indebtedness, and nothing herein contained shall be construed to deem such promissory note paid.

         This Competitive Bid Loan Note is one of the Competitive Bid Loan Notes referred to in, and evidences indebtedness incurred in respect of Competitive Bid Loans under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments of principal of the indebtedness evidenced by this Competitive Bid Loan Note and on which such indebtedness may be declared to be or may become immediately due and payable. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         THIS COMPETITIVE BID LOAN NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.


                                       HANDY & HARMAN


                                       By______________________________________
                                            Title:

                                      GRID




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
                          COMPETITIVE
                            BID LOAN                           AMOUNT OF      AMOUNT OF      OUTSTANDING
             AMOUNT         MATURITY           INTEREST         INTEREST      PRINCIPAL       PRINCIPAL           NOTATION
   DATE      OF LOAN          DATE              PERIOD          PAYMENT        PAYMENT         BALANCE            MADE BY
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

                                                                       EXHIBIT C
                                                             TO SECOND AMENDMENT


                         Form of Compliance Certificate


To:      Each of the Lenders
           (as defined below)

                  -and-

         The Bank of Nova Scotia,
           as Administrative Agent
         One Liberty Plaza
         New York, New York  10006
         Attention:  ______________


                                 Handy & Harman

Gentlemen:

         This Compliance Certificate is being delivered pursuant to clause (c) of Section 7.1.1 of the Revolving Credit Agreement, dated as of September 28, 1994 (as amended, supplemented, amended and restated or otherwise modified, the "Credit Agreement"), among Handy & Harman, a New York corporation (the "Borrower"), certain financial institutions now or hereafter parties thereto (the "Lenders"), The Bank of Nova Scotia, The Chase Manhattan Bank (formerly known as Chemical Bank) and The Bank of New York, as Co-Agents for the Lenders and The Bank of Nova Scotia, as Administrative Agent. Terms used herein without definition shall have the meanings assigned to such terms in Section 1.1 of the Credit Agreement.

         The Borrower hereby certifies, represents and warrants that as of _________ __, 19__ (the "Computation Date"):

         (a) The Adjusted Consolidated Tangible Net Worth was $__________, as computed on Attachment 1 hereto and such amount [complies] [does not comply] with the provisions of clause (a) of Section 7.2.4 of the Credit Agreement;

         (b) The Leverage Ratio was __:1.00, as computed on Attachment 2 hereto and such ratio [complies] [does not comply] with the provisions of clause (b) of
Section 7.2.4 of the Credit Agreement;

         (c) The Interest Coverage Ratio was __:1.00, as computed on Attachment 3 hereto and such ratio [complies] [does not comply] with the provisions of clause (c) of Section 7.2.4 of the Credit Agreement;

         (d) The Net Debt to EBITDA Ratio was __:1.00 and the EBITDA to Interest Ratio was __:1.00, as computed on Attachment 4 hereto;

         (e) The aggregate amount of Designated Debt of the Borrower and its Subsidiaries was $_________ as computed on Attachment 5 hereto and such amount [complies] [does not comply] with clause (a) of Section 7.2.2 of the Credit Agreement;

         (f) The aggregate amount of Debt of all Subsidiaries was $_________, and such amount [complies] [does not comply] with clause (b) of Section 7.2.2 of the Credit Agreement;

         (g) The aggregate face amount of Indebtedness in respect of letters of credit (other than Letters of Credit) was $________, and such amount [complies] [does not comply] with clause (a)(ii)(B) of Section 7.2.2 of the Credit Agreement;

         (h) The aggregate amount of Investments (other than the Investments permitted by clauses (a) through (f) of Section 7.2.5 of the Credit Agreement) made, incurred, assumed or otherwise existing by the Borrower and its Subsidiaries was $_________ and such amount [complies] [does not comply] with clause (g) of Section 7.2.5 of the Credit Agreement;

         (i) The aggregate amount of rental obligations entered into by the Borrower and its Subsidiaries of the type set forth in Section 7.2.8 of the Credit Agreement was $_________ and such amount [complies] [does not comply] with Section 7.2.8 of the Credit Agreement;

         (j) The aggregate book value or market value, if higher (determined as to particular assets as of the respective date of disposition thereof) (other than in accordance with clauses (a), (b) and (c) of Section 7.2.11 of the Credit Agreement) of all assets sold, transferred, leased, contributed or otherwise conveyed by the Borrower and its Subsidiaries (i) since the Effective Date was $__________ and such amount [complies] [does not comply] with clause (d)(i) of
Section 7.2.11 of the Credit Agreement, and (ii) constitutes assets which contributed __% of operating profit contribution during the three most recently completed Fiscal Years of the Borrower, and such amount [complies][does not comply] with clause (d)(ii) of Section 7.2.11 of the Credit Agreement;

         (k) No Default has occurred and is continuing [other than as follows:];

         (l) The total market value of precious metal held on consignment by the Borrower and its Subsidiaries was $__________;

         (m) The total number of ounces of precious metal held on consignment at each Plant (as defined in the Consignment Facilities) under the terms of the Consignment Facilities was ; and

         (n) The total number of ounces of U.S. Bullion (as defined in the Consignment Facilities) located at each Plant was ______.

         (o) Based on paragraph (d) above, the Applicable LIBO Rate Margin is ___%, the Applicable L/C Margin is ___% and the Applicable Commitment Fee Margin is ___%.

         IN WITNESS WHEREOF, the Borrower has caused this Compliance Certificate to be executed and delivered by its duly Authorized Officer on this ____ day of _________, 19__.

                                       HANDY & HARMAN


                                       By______________________________________
                                            Title:

                                                                    ATTACHMENT 1
                                                         (to __/__/__ Compliance
                                                                    Certificate)


                    ADJUSTED CONSOLIDATED TANGIBLE NET WORTH
                               (________ __, 19__)



1.       ADJUSTED CONSOLIDATED
         TANGIBLE NET WORTH:

         A.       The par value (or value stated on
                  the books of the Borrower) of the
                  capital stock of all classes of the
                  Borrower..................................................$_________

         B.       The amount of the consolidated
                  surplus, whether capital or earned,
                  of the Borrower and its
                  and its Subsidiaries..................................... $_________

         C.       The sum (or difference, in the
                  case of a surplus deficit in
                  Item 1.B) of Items 1.A and 1.B........................... $_________

         D.       The aggregate amount of treasury
                  stock, subscribed but unissued
                  stock, unamortized debt discount
                  and expense, good will, trademarks,
                  trade names, patents and other
                  intangible assets (but not deferred
                  charges) of the Borrower and its
                  Subsidiaries ............................................ $_________

         E.       The aggregate amount of all write-
                  ups in the book value of any assets
                  owned by the Borrower or its
                  Subsidiaries subsequent to
                  March 16, 1992, other than write-ups
                  of assets (and assets of Subsidiaries)
                  acquired by the Borrower and/or its
                  Subsidiaries (exclusive of goodwill)
                  that are made in connection with the
                  acquisition thereof ..................................... $_________

         F.       Sum of Items 1.D through 1.E                              $_________
                         ---------         ---

         G.       CONSOLIDATED TANGIBLE NET WORTH:
                  The excess of Item 1.C over Item 1.F..................... $_________

         H.       40% of the excess of the Market

                  Value of the Borrower's and its
                  Subsidiaries' owned precious metal
                  holdings over the LIFO cost of such
                  holdings as set forth in the Borrower's
                  most recent consolidated financial
                  statements delivered pursuant to clause
                  (a) or clause (b) of Section 7.1.1 of
                  the Credit Agreement..................................... $_________

         I.       ADJUSTED CONSOLIDATED TANGIBLE NET WORTH:
                  The sum of Items 1.G and 1.H............................. $_________

                                                                    ATTACHMENT 2
                                                         (to __/__/__ Compliance
                                                                    Certificate)

                                 LEVERAGE RATIO
                            (on ___________ __, 19__)



2.  (1)LEVERAGE RATIO:

         A.     The aggregate outstanding principal
                and stated amount of the
                consolidated Indebtedness of the
                Borrower and its Subsidiaries for
                borrowed money and all other
                obligations evidenced by bonds,
                debentures, notes or other
                similar instruments..................................... $_________

         B.     The aggregate outstanding principal
                and stated amount of the
                consolidated Indebtedness of the
                Borrower and its Subsidiaries
                (without duplication of the
                obligations set forth in Item 2.A of
                this Attachment 2), whether
                contingent or otherwise, relative to
                banker's acceptances issued for the
                account of the Borrower and its
                Subsidiaries ............................................$_________

         C.     The aggregate outstanding principal
                and stated amount of the
                consolidated Indebtedness of the
                Borrower and its Subsidiaries as
                lessee under leases which have been
                or should be, in accordance with
                GAAP, recorded as
                Capitalized Lease Liabilities........................... $_________

         D.     Without duplication, Contingent
                Liabilities of the Borrower and its
                Subsidiaries in respect of any types
                of Indebtedness described in
                Items 2.A through 2.C .................................. $_________

         E.     Debt:  The Sum of Items 2.A through 2.D................. $_________


--------

1 Computed in accordance with the final sentence contained in the definition of "Indebtedness".

         F.     Adjusted Consolidated Tangible
                Net Worth (from Attachment 1, Item 1.I)................. $_________

         G.     LEVERAGE RATIO:  The ratio
                of Item 2.E to Item 2.F................................. ____:1.00

                                                                    ATTACHMENT 3
                                                         (to __/__/__ Compliance
                                                                    Certificate)


                             INTEREST COVERAGE RATIO
                                 (on __/__/19__)


3.       INTEREST COVERAGE RATIO:


         *A.    The consolidated net income of the
                Borrower and its Subsidiaries
                (excluding any extraordinary gains
                and losses)........................................       $__________

         *B.    The aggregate amount of interest
                expense of the Borrower and its
                Subsidiaries, including the portion
                of any rent paid on Capital Lease
                Liabilities which is allocable to
                interest expense in accordance with
                GAAP and including fees or rents
                arising from or relating to
                consignment or leasing of precious
                metals other than up-front fees paid
                on the Effective Date to the Lenders
                (provided, that any such interest
                expense which is subject to a
                Hedging Obligation will be
                calculated on the net effect of any
                payments made by the other party to
                such Hedging Obligation)...........................     $__________

         *C.    To the extent deducted in
                determining Net Income,
                provisions for income taxes........................     $__________

         D.     EBIT:  The sum of Items 3.A
                through 3.C........................................     $__________


         E.     Interest Expense:  The amount set
                forth in Item 3.B above minus the
                effects of the nonrecurring, pre-
                tax charges in an aggregate amount
                not to exceed $9,500,000 relating to
                the Borrower's discontinuance of its
                karat gold fabricating product line

--------

* The amount which, in accordance with GAAP, would be included on the consolidated financial statements of the Borrower and its Subsidiaries.

                in East Providence, Rhode Island and
                additional costs primarily related
                to that division's ongoing operation
                in Fairfield, Connecticut..........................     $__________

         F.     INTEREST COVERAGE RATIO:  The ratio
                of Item 3.D to Item 3.E............................     ____:1.00

                                                                    ATTACHMENT 4
                                                         (to __/__/__ Compliance
                                                                    Certificate)

                            NET DEBT TO EBITDA RATIO
                    EBITDA TO INTEREST RATIO (on __/__/19__)


4.       I.     NET DEBT TO EBITDA RATIO:


         A.     Debt: Item 2.E from Attachment 2.....................     $__________


         B.     The aggregate amount of cash and
                Cash Equivalent Investments (not
                subject to any Lien or other
                encumbrance) owned by the Borrower
                and its Subsidiaries on the last day
                of the applicable Fiscal Quarter.....................     $__________

         C.     Net Debt:  Item 4.A minus Item 4.B...................     $__________


         *D.    EBIT: Item 3.D from Attachment 3.....................     $__________


         *E.    To the extent deducted in
                determining Net Income,
                provisions for depreciation of assets................     $__________

         *F.    To the extent deducted in
                determining Net Income,
                provisions for amortization..........................     $__________

         G.     EBITDA:  The sum of Items 4.D
                through 4.F..........................................     $__________


         H.     NET DEBT TO EBITDA RATIO:  The ratio
                of Item 4.C to Item 4.G..............................       ____:1.00

        II.     EBITDA TO INTEREST RATIO:

         I.     EBITDA:  Item 4.G above..............................     $__________


         J.     Interest Expense:  Item 3.E..........................     $__________


         K.     EBITDA TO INTEREST RATIO:  The ratio of
                Item 4.I to Item 4.J.................................       ____:1.00

--------

* The amount which, in accordance with GAAP, would be included on the consolidated financial statements of the Borrower and its Subsidiaries.

                                                                    ATTACHMENT 5
                                                         (to __/__/__ Compliance
                                                                    Certificate)

                                 DESIGNATED DEBT
                           (as of _________ __, 19__)


5.       DESIGNATED DEBT:

         A.     Current Debt: The aggregate amount
                of current maturities of the
                consolidated Debt of the Borrower
                and its Subsidiaries, determined in
                accordance with GAAP................................     $_________


         B.     The sum of the aggregate outstanding
                principal amount of all Loans plus
                Letter of Credit Outstandings (as
                such terms are defined in the Long
                Term Credit Agreement)..............................     $_________


         C.     The sum of Item 5.A and Item 5.B....................     $_________



         D.     90% of the Market Value of the gold,
                silver and platinum group metals and
                the gold, silver and platinum group
                metals' content of alloys then owned
                by the Borrower and its Subsidiaries
                in inventory and not held in
                consignment.........................................     $_________


         E.     75% of the Eligible Receivables of
                the Borrower and its Subsidiaries as
                computed on Attachment 6 hereto.....................     $_________


         F.     The aggregate amount of cash and
                Cash Equivalent Investments of the
                Borrower and its Subsidiaries, but
                only to the extent that such cash
                and Cash Equivalent Investments are
                not subject to any Lien and (if held
                or owned by a Subsidiary) are
                transferable to the Borrower without
                the consent or approval of any
                other Person........................................     $_________

         G.     The sum of Items 5.D through 5.F....................     $_________



         H.     The excess of Item 5.C over Item 5.G................     $__________

                                                                    ATTACHMENT 6
                                                         (to __/__/__ Compliance
                                                                    Certificate)

                              ELIGIBLE RECEIVABLES
                           (as of _________ __, 19__)



6.       ELIGIBLE RECEIVABLES:

         A.     Without duplication, the aggregate
                amount of Receivables of the
                Borrower and its Subsidiaries...........................     $_________

         B.     The amount of such Receivables
                lawfully owned by the Borrower or
                such Subsidiary which is not free
                and clear of Liens (other than Liens
                permitted under Section 7.2.3 of the
                Credit Agreement).......................................     $_________

         C.     The amount of such Receivables which
                is not valid, binding and legally
                enforceable obligations of the
                obligor under such Receivable...........................     $_________

         D.     The amount of such Receivables which
                is subject to any dispute, setoff,
                counterclaim or other claim or
                defense on the part of the obligor
                thereunder, or which is subject to
                any obligor denying liability under
                such Receivable in whole or in part.....................     $_________

         E.     The amount of such Receivables which
                is not a bona fide Receivable
                arising from the sale (on an
                absolute, and not a consignment,
                approval, or sale-and-return-
                basis (subject to the terms of
                the parenthetical in clause (d) of
                the definition of "Eligible Receivable"
                contained in the Credit Agreement)).....................     $_________

         F.     The amount of such Receivables which
                is payable more than 90 days after
                the shipping of goods giving rise to
                such Receivable, or is more than
                60 days past due........................................     $_________

         G.     The amount of such Receivables
                which have been written off or
                reserved against........................................     $_________

         H.     The amount of such Receivables which
                is the obligation of an obligor that
                is either an Affiliate of the
                Borrower, or the subject of any
                reorganization, bankruptcy,
                receivership, custodianship,
                insolvency or like proceeding or any
                event of the nature set forth in
                clauses (a) through (d) of Section
                8.1.9 of the Credit Agreement...........................     $_________


         I.     The sum of Items 6.B through 6.H........................     $_________


         J.     Item 6.A minus Item 6.I.................................     $_________


         K.     75% of the amount of the GO/DAN
                Receivable..............................................     $_________

         L.     ELIGIBLE RECEIVABLES: Item 6.J plus
                Item 6.K................................................     $_________



                                       -2-